Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-110066, 333-07141 and 333-213637) of Trustmark Corporation, of our report dated June 29, 2026 relating to the financial statements and supplemental schedule of the Trustmark 401(k) Plan (the “Plan”), appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Peachtree Corners, Georgia
June 29, 2026